UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PMV PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

8 Clarke Drive, Suite 3
Cranbury, New Jersey 08512
(609) 642-6670
Dear Stockholders of PMV Pharmaceuticals, Inc.:
We are pleased to invite you to attend the 2022 Annual Meeting Stockholders of PMV Pharmaceuticals, Inc. (the “Annual Meeting”) to be held on Thursday, June 2, 2022 at 10:00 a.m., Eastern. Due to continuing concerns surrounding the ongoing COVID-19 pandemic, the Annual Meeting will be a virtual meeting conducted exclusively via the Internet. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet or by mailing a proxy or voting instruction card. Voting over the Internet or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend virtually. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.
We are also pleased to furnish proxy materials to stockholders primarily over the Internet. This process expedites stockholders’ receipt of proxy materials, while lowering the costs of our Annual Meeting and conserving natural resources. On or around April 22, 2022, we will mail our stockholders a notice containing instructions on how to access our proxy materials and Annual Report for the fiscal year ended December 31, 2021 and vote online. The notice also provides instructions on how to vote online, by phone or by mail, and includes instructions on how you can receive a paper copy of proxy materials by mail.
At this year’s Annual Meeting, the agenda includes the following proposals:
Proposal	Board Recommendation
Election of Arnold Levine, Ph.D. and Charles M. Baum, M.D., Ph.D. as Class II directors	FOR
To approve, on a non-binding advisory basis, the compensation of our named executive officers.	FOR
To approve, on a non-binding advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers.	ONE YEAR
Ratification of Ernst & Young LLP as our independent registered public accounting firm	FOR
Thank you for your ongoing support of and continued interest in PMV Pharmaceuticals.
Sincerely,

David H. Mack, Ph.D.
President, Chief Executive Officer and Director
i

PMV PHARMACEUTICALS, INC.
8 Clarke Drive, Suite 3
Cranbury, New Jersey 08512

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2022
Time and Date	10:00 a.m., Eastern, on Thursday, June 2, 2022.

Place	www.virtualshareholdermeeting.com/PMVP2022.

Items of Business	1.
To elect two Class II directors, Arnold Levine, Ph.D. and Charles M. Baum, M.D., Ph.D., to hold office until our 2025 annual meeting of stockholders and until their respective successors are elected and qualified;

	2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers;
	3.	To approve, on a non-binding advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers;
	4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
	5.	To conduct any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

Adjournment and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on April 8, 2022.

Availability of Proxy Materials ad Annual Report
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 22, 2022 to all stockholders entitled to vote at the Annual Meeting.

The proxy materials and our annual report can be accessed by visiting ir.pmvpharma.com.

Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Proxy Statement Questions and Answers” beginning on page 1 of the accompanying proxy statement and the instructions on the proxy or voting instruction card. You can revoke a proxy prior to its exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.

By order of the Board of Directors,

Robert Ticktin
General Counsel and Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on June 2, 2022:
This Notice of 2022 Annual Stockholders’ Meeting and Proxy Statement and
Fiscal Year 2021 Annual Report on Form 10-K are available
at http://www.proxyvote.com

PMV PHARMACEUTICALS, INC.
8 Clarke Drive, Suite 3
Cranbury, New Jersey 08512
PROXY STATEMENT
FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:00 am, Eastern, on Thursday, June 2, 2022
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
Why am I receiving these materials?
The board of directors of PMV Pharmaceuticals, Inc., a Delaware corporation (“PMV Pharmaceuticals,” the “Company,” “we,” “us,” or “our”), has made these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) which will take place on Thursday, June 2, 2022 at 10:00 a.m., Eastern.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?
Pursuant to the “notice and access” rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to all of our stockholders as of April 8, 2022 (the “Record Date”). The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice.
What proposals will be voted on at the Annual Meeting?
For stockholders to vote on the following proposals to:
•	elect Arnold Levine, Ph.D. and Charles M. Baum, M.D., Ph.D. as Class II directors;
•	approve, on a non-binding advisory basis, the compensation of our named executive officers;
•	approve, on a non-binding advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers, as disclosed in this proxy statement;
•	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•	transact any other business as may properly come before the Annual Meeting.
How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•	“FOR” the election of Arnold Levine, Ph.D. and Charles M. Baum, M.D., Ph.D. as Class II directors;
•	“FOR” the approval of the compensation of our named executive officers;
•	“ONE YEAR” as the preferred frequency for future advisory non-binding votes to approve the compensation of our named executive officers; and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the Record Date are entitled to receive the Notice and may vote their shares at the Annual Meeting. As of the Record Date, there were 45,516,392 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the “beneficial owner” of shares held in street name, and the Notice was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
How can I vote my shares?
The instructions for accessing proxy materials and voting can be found in the Notice that you received either by mail or e-mail. In order to access proxy materials and vote, you will need the control number provided on the Notice. There are four ways a stockholder of record can vote:
(1)	By Internet: You may vote over the Internet by following the instructions provided in the Notice or if you requested printed copies of proxy materials, the instructions provided in the proxy card.
(2)	By Telephone: You can vote by telephone by following the instructions in the Notice or if you requested printed copies of proxy materials, the instructions provided in the proxy card.
(3)	By Mail: If you requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.
(4)
During the meeting: If you are a stockholder as of the Record Date, you may vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/PMVP2022, starting at 10:00 a.m., Eastern on Thursday, June 2, 2022. The webcast will open 15 minutes before the start of the Annual Meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person. You may also be represented by another person at the Annual Meeting by executing a legal proxy designating that person.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m., Eastern on Wednesday, June 1, 2022. If you vote by telephone or Internet, you do not need to return your proxy card or voting instruction card. Proxies submitted by mail must be received before the start of the virtual Annual Meeting.
If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of telephone or Internet voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or the Notice indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the Annual Meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. All shares that have been properly voted and not revoked will be cast as votes at the Annual Meeting.

What happens if I decide to attend the virtual Annual Meeting, but I have already voted or submitted a proxy covering my shares?
You may still attend the virtual Annual Meeting. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.
Where will the Annual Meeting be held?
The Annual Meeting will be a completely “virtual meeting” of shareholders. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/PMVP2022.
Why is the Annual Meeting a virtual, online meeting?
In light of the COVID-19 pandemic, among other reasons, the Annual Meeting will be held in virtual meeting format only. Additionally, by conducting our Annual Meeting solely online via the internet, we eliminate many of the costs associated with a physical meeting. We also anticipate that a virtual meeting will provide greater accessibility for stockholders, encourage stockholder participation from around the world, and improve our ability to communicate more effectively with our stockholders during the Annual Meeting.
What is the quorum requirement for the Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Annual Meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•	“FOR” the election of each Class II director nominee named in this proxy statement;
•	“FOR” the compensation of our named executive officers;
•	“ONE YEAR” as the preferred frequency for future advisory non-binding votes to approve the compensation of our named executive officers; and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:
•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•	completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting; or
•
delivering a written notice of revocation to our corporate secretary at PMV Pharmaceuticals, Inc., 8 Clarke Drive, Suite 3, Cranbury, New Jersey 08512, Attention: Corporate Secretary, which must be received prior to the Annual Meeting.

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What if I have technical difficulties or trouble accessing the virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page. Technical support will be available starting at 9:30 a.m., Eastern, on Thursday, June 2, 2022.
How do I attend, participate in, and ask questions during the virtual Annual Meeting online?
We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the virtual Annual Meeting live online at www.virtualshareholdermeeting.com/PMVP2022. The meeting will start at 10:00 a.m., Eastern, on Thursday, June 2, 2022. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need the 16-digit control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. We urge you to submit your proxy as soon as possible. We recommend that you log in before 10:00 a.m., Eastern, to ensure you are logged in when the Annual Meeting starts. Online check-in will begin at 9:45 a.m., Eastern, and you should also allow ample time for the online check-in procedures.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/PMVP2022 using your 16-digit control number, click on the “Q&A” button to open the panel, enter your question in the field labelled “ASK a question” and click “SUBMIT.”
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:
•	You may submit questions and comments electronically through the meeting portal or by calling the toll-free number listed there during the Annual Meeting.
•	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.
•	Please direct all questions to David H. Mack, our President, Chief Executive Officer and Director.
•	Please include your name and affiliation, if any, when submitting a question or comment.
•	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.
•	Questions may be grouped by topic by our management.

•
Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	Be respectful of your fellow stockholders and Annual Meeting participants.
•	No audio or video recordings of the Annual Meeting are permitted.
What can I do if I change my mind after I vote my shares?
If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:
•	written notice to the Corporate Secretary of the Company;
•	timely delivery of a valid, later-dated proxy or a later-dated vote on the Internet; or
•	voting in person at the virtual Annual Meeting; however, simply attending the virtual meeting will not, by itself, revoke your proxy.
If you are a beneficial owner of shares, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.
What is the effect of giving a proxy?
Proxies are solicited on behalf of the Company and our board of directors. David H. Mack, Ph.D., our President, Chief Executive Officer and Director, and Winston Kung, our Chief Operating Officer and Chief Financial Officer, have been designated as proxy holders for the Annual Meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders of record entitled to vote at the Annual Meeting will be available online during the Annual Meeting at www.virtualshareholdermeeting.com/PMVP2022, for those stockholders attending the Annual Meeting. A list of names of stockholders of record entitled to vote at the Annual Meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the Annual Meeting between the hours of 9:30 a.m. and 4:30 p.m., Eastern, at our principal executive offices at 8 Clarke Drive, Suite 3, Cranbury, New Jersey 08512, by contacting the Corporate Secretary of the Company.
How many shares are required to approve the proposals being voted upon at the Annual Meeting?
The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Assuming there is a proper quorum of shares represented at the Annual Meeting, the voting requirements for approval of the proposals at the Annual Meeting are as follows:
Proposal	Vote required
Election of directors	Plurality of votes cast
Compensation of our named executive officers	Majority of votes cast
Frequency for future advisory non-binding votes to approve the compensation of our named executive officers	Highest number of votes cast
Ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021	Majority of votes cast

Could other matters be decided at the Annual Meeting?
At the date of this proxy statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Our directors, senior executives or employees, acting without special compensation, may also solicit proxies. Proxies may be solicited by personal interview, mail, electronic transmission, facsimile transmission or telephone. We are required to send copies of proxy-related materials or additional solicitation materials to brokers, fiduciaries and custodians who will forward these materials to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding these materials to beneficial owners.
Who will count the votes?
PMV Pharmaceuticals has designated Lou Larsen, a representative from Broadridge Financial Solutions, Inc., as the Inspector of Election who will tabulate the votes.
How can I contact PMV Pharmaceuticals’ transfer agent?
You may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at (800) 937-5449, or by writing American Stock Transfer & Trust Company, LLC, at 6201 15th Avenue, Brooklyn, New York 11219.
Where can I find the voting results of the Annual Meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
What does it mean if I receive more than one Notice or more than one set of printed proxy materials?
If you receive more than one Notice or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice or proxy statement and annual report. How may I obtain an additional copy of the Notice or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice proxy statement and annual report, as applicable, you may contact us as follows:
PMV Pharmaceuticals, Inc.
Attention: Corporate Secretary
8 Clarke Drive, Suite 3
Cranbury, New Jersey 08512
Tel: (609) 642-6670
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

DIRECTORS AND CORPORATE GOVERNANCE
Board Composition
Our board of directors currently consists of seven members. Our directors are divided into three classes serving staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders for stockholders to effect a change in a majority of the members of our board of directors.
The principal occupations and certain other information about the nominees and the additional members of our board of directors (including the skills and qualifications that led to the conclusion that they should serve as directors) are set forth below.
Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Arnold Levine, Ph.D.	II	82	Class II Director	2013	2022	2025
Charles M. Baum, M.D., Ph.D.(2)(3)	II	64	Class II Director	2021	2022	2025

Continuing Directors
David H. Mack, Ph.D.	III	60	President, Chief Executive Officer and Class III Director	2013	2023	—
Richard Heyman, Ph.D.(1)(2)(3)	III	64	Chairperson and Class III Director	2020	2023	—
Laurie Stelzer(1)(2)	III	54	Class III Director	2020	2023	—
Thilo Schroeder, Ph.D.(1)(3)	I	41	Class I Director	2019	2024	—
Kirsten Flowers	I	47	Class I Director	2022	2024	—
						—
(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the corporate governance and nominating committee
Nominees for Election to a Three-Year Term Ending at the 2025 Annual Meeting
Arnold Levine, Ph.D.has served as a member of our board of directors since June 2013. Since 2011, Dr. Levine has served as a Professor Emeritus at The Simons Center for Systems Biology at the Institute for Advanced Study in Princeton, New Jersey. Dr. Levine trained as a Postdoctoral Fellow at California Institute of Technology in the laboratory of Robert Sinsheimer. Dr. Levine is a widely acclaimed leader in cancer research. Dr. Levine currently serves on the board of directors of Meira GTX (Nasdaq: MGTX), a clinical-stage gene therapy company, GeneCentric Therapeutics, a private biomarker producer, and Chugai Pharmabody Research, a subsidiary of Chugai Pharmaceutical focused on utilizing proprietary antibody engineering technologies. Dr. Levine previously was a member of the board of directors of Adaptive Biotechnologies (Nasdaq: ADPT), a commercial-stage biotechnology company. In 1979, Dr. Levine and others discovered the p53 tumor suppressor protein. Dr. Levine helped shape U.S. science priorities as chairman of an influential 1996 review panel on federal AIDS research funding. He also chaired the National Cancer Advisory Board, which advises the National Academy of Sciences and its Institute of Medicine on cancer policy. He was elected to the National Academy of Sciences in 1991 and to its Institute of Medicine in 1995. In April 2001, Levine received the first Albany Medical Center Prize in Medicine and Biomedical Research, the largest annual prize in science or medicine offered in the United States. In 1968, Dr. Levine joined Princeton University as an Assistant Professor, becoming a Professor of biochemistry in 1976. In 1979, he moved to the SUNY Stony Brook School of Medicine to Chair the Department of Microbiology. He returned to Princeton in 1984 and between 1984 and 1996, he presided over a major expansion of Princeton’s life sciences programs as Chairman of the Department of Molecular Biology. From 1998 to 2002, Dr. Levine was President of the Rockefeller University. Dr. Levine received a B.A. from Harpur College, State University of New York and a Ph.D. in Microbiology from the University of Pennsylvania. We believe Dr. Levine is qualified to serve on our board of directors due to his extensive academic and professional experience in cancer research and molecular biology.

Charles M. Baum, M.D., Ph.D. has served as a member of our board of directors since April 2021. Dr. Baum served as the President and Chief Executive Officer from November 2012 to September of 2021 and now serves as President, Founder and Head of Research and Development and a member of the board of directors of Mirati Therapeutics Inc. (Nasdaq: MRTX). From June 2003 to September 2012, Dr. Baum worked at Pfizer Inc. (NYSE: PFE) (“Pfizer”) as Senior Vice President for Biotherapeutic Clinical Research within Pfizer’s Worldwide Research & Development division and as Vice President and Head of Oncology Development and Chief Medical Officer for Pfizer’s Biotherapeutics and Bioinnovation Center. From 2000 to 2003, Dr. Baum was responsible for the development of several oncology compounds at Schering-Plough Corporation (acquired by Merck). Dr. Baum’s career has included academic and hospital positions at Stanford University and Emory University, as well as positions of increasing responsibility within the pharmaceutical industry at SyStemix, Inc. (acquired by Novartis AG), G.D. Searle & Company (acquired by Pfizer), Schering-Plough Corporation (acquired by Merck) and Pfizer. Dr. Baum received his M.D. and Ph.D. (Immunology) degrees from Washington University School of Medicine in St. Louis, Missouri and completed his post-doctoral training at Stanford University. We believe that Dr. Baum is qualified to serve on our board of directors because of the perspective and executive-level experience he provides in the biotechnology industry as well as his experience serving on the board of directors of public companies.
Directors Continuing in Office
David H. Mack, Ph.D. has served as a member of our board of directors since June 2013 and as our President and Chief Executive Officer since July 2013. Previously, Dr. Mack was a general partner at Alta Partners, a venture capital firm focusing on investments in biotechnology and life sciences companies, from 2002 to 2013. Prior to working at Alta Partners, Dr. Mack served as Vice President of Genomics Research at Eos Biotechnology, which was acquired by Protein Design Labs in 2003. From 1994 to 1997, Dr. Mack served as the Head of Cancer Biology at Affymetrix, a biotechnology company that was acquired by Thermo Fisher (NYSE: TMO) in January 2016, where he oversaw the development and application of DNA array technology in the areas of oncology and inflammation. Dr. Mack has co-authored more than 30 scientific articles and reviews, including papers published in Cell, Science, and Nature, and is an inventor on 26 issued U.S. patents. Dr. Mack was an American Cancer Society Postdoctoral Fellow in microbiology and immunology at Stanford University School of Medicine. Dr. Mack received a B.A. in Molecular Biology from the University of California, Berkeley and a Ph.D. in Molecular Genetics and Cell Biology from the University of Chicago. We believe that Dr. Mack is qualified to serve on our board of directors because of the perspective and experience he provides as our Chief Executive Officer as well as his broad experience in the biotechnology and life sciences industries.
Richard Heyman, Ph.D. has served as a member of our board of directors and as our Chairperson of our board of directors since June 2020. Dr. Heyman has served on the board of directors of ORIC Pharmaceuticals (Nasdaq: ORIC), a clinical-stage biopharmaceutical company, since March 2015 and was appointed the chairman of the board of directors in May 2018. Dr. Heyman also served as ORIC Pharmaceuticals’ President and Chief Executive Officer, from November 2015 to May 2016, and as Acting President and Chief Executive Officer, from November 2017 to May 2018. Since June 2015, he has served as the Chairman and Co-Founder of Metacrine, Inc. (Nasdaq: MTCR), a clinical-stage biotechnology company. Since 2019, Dr. Heyman has served as a venture partner for Arch Ventures, a venture capital firm. Dr. Heyman also serves on the board of directors of Amunix Inc., a biopharmaceutical company and Gritstone Oncology, Inc. (Nasdaq: GRTS), a clinical-stage biotechnology company. From August 2013 to April 2015, Dr. Heyman served as President and Chief Executive Officer of Seragon Pharmaceutical, which was acquired by Roche Genentech in 2014. Prior to that, he served as Co-Founder, President and Chief Executive Officer of Aragon Pharmaceuticals, a biotechnology company that was acquired by Johnson & Johnson (NYSE: JNJ), a medical device, pharmaceutical and consumer packaged goods company, in 2013. Dr. Heyman is also Vice Chair of the Board of Trustees at the Salk Institute and serves on the Board Foundation for the American Association for Cancer Research and on the executive committee at the University of California at San Diego Moores Cancer Center. Dr. Heyman received a B.S. in Chemistry from the University of Connecticut and a Ph.D. in Pharmacology from the University of Minnesota. We believe that Dr. Heyman is qualified to serve on our board of directors because of his perspective having served as both an executive and director of similar corporations, including public companies, his scientific background and his extensive career in the biotechnology industry.
Thilo Schroeder, Ph.D. has served as a member of our board of directors since November 2019. Dr. Schroeder is a Partner at Nextech Invest Ltd. and has worked there since July 2012. Dr. Schroeder began his career at the pioneering cancer immunology company Micromet (acquired by Amgen Inc.) while studying at Ecole Supérieure de Biotechnologie de Strasbourg (ESBS) and conducting research at the University of Sydney. Dr. Schroeder currently serves as a member of the board of directors of Revolution Medicines, Inc. (Nasdaq: RVMD), Circle Pharma, Inc., Silverback Therapeutics, Inc. (Nasdaq: SBTX) and MOMA Therapeutics. Dr. Schroeder was previously a member of the board of directors of ImaginAb, Inc., Blueprint Medicines Corporation (Nasdaq: BPMC), IDEAYA Biosciences, Inc. (Nasdaq: IDYA) and Peloton Therapeutics, Inc. (acquired by Merck & Co., Inc.). Dr. Schroeder studied biotechnology, protein biochemistry and process engineering at ESBS and received a Ph.D. in Biochemistry from the University of Zurich. We believe Dr. Schroeder is qualified to serve on our board of directors due to his professional experience as well as his prior experience serving on the boards of U.S. private and public companies.
Laurie Stelzer has served as a member of our board of directors since August 2020. Ms. Stelzer formerly served as Executive Vice President and Chief Financial Officer of Arena Pharmaceuticals, Inc. (acquired by Pfizer Inc. (NYSE: PFE)), a biopharmaceutical company, from March 2020 until the recent completion of Pfizer’s acquisition. She also serves on the board of directors of Surface Oncology, Inc. (Nasdaq: SURF), a clinical-stage immuno-oncology company. Prior to joining Arena Pharmaceuticals, Ms. Stelzer was the Chief Financial Officer at Halozyme Therapeutics, Inc. (Nasdaq: HALO), a biopharma technology platform company, from June 2015 to March 2020, where she led the Finance, Information Technology, Business Development, Project Management and Site Operations organizations. Prior to joining Halozyme Therapeutics, Ms. Stelzer held senior management roles at Shire Plc (acquired by Takeda), including Senior Vice President of Finance, Division Chief Financial Officer for the Regenerative Medicine Division and Head of Investor Relations. Previously, she also worked at Amgen, Inc. (Nasdaq: AMGN), a global biopharmaceutical company, for 15 years, serving in positions of increasing responsibility in the areas of Finance, Treasury, Global Accounting and International/Emerging Markets. Ms. Stelzer received her B.S. in Accounting from Arizona State University and her M.B.A. from University of California, Los Angeles, Anderson School of Management. We believe that Ms. Stelzer is qualified to serve on our board of directors because of her extensive executive and financial experience at multiple public companies in the biopharmaceutical and biotechnology industries.
Kirsten Flowers has served as a member of our board of directors since January 2022. Ms. Flowers has served as the Chief Commercial Officer of Kura Oncology, Inc., a clinical-stage biopharmaceutical company, since January 2020. She also serves as a member of the board of directors of Reform Biologics Inc., a biologic formulations company, since September 2021. Prior to joining Kura Oncology, Inc., Ms. Flowers was the Senior Vice President of Commercial Operations at Array Biopharma, Inc. (acquired by Pfizer Inc. (NYSE: PFE)) from April 2018 to October 2019 and was the Vice President of Global Marketing from August 2017 to April 2018. Previously, Ms. Flowers was at Pfizer Inc. (NYSE: PFE) and held several leadership positions, including Group Leader for the United States oncology business. Ms. Flowers has more than 15 years of pharmaceutical and biotech experience. Ms. Flowers received her B.S. in Molecular & Cellular Biology / Psychology from the University of Arizona and her M.B.A. from Harvard Business School. We believe that Ms. Flowers is qualified to serve on our board of directors because of her extensive executive and commercial experience in the biopharmaceutical and biotechnology industries.
Board of Directors Diversity Matrix (as of March 31, 2022)
Total Number of Directors	7
Gender Identity:	Female	Male	Non-Binary	Not Disclosed
Number of Directors based on Gender Identity	2	5	0	0
Number of Directors who identify in any categories below:
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0	0	0	0
Not Disclosed	0	0	0	0

Director Independence
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions and phase-in periods, each member of a listed company’s audit, compensation and corporate governance and nominating committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered to be independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Richard Heyman, Ph.D., Thilo Schroeder, Ph.D., Laurie Stelzer, Charles M. Baum, M.D., Ph.D. and Kirsten Flowers, representing five of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq. Dr. Mack is not an independent director because he is our President and Chief Executive Officer. Dr. Levine is not independent because he provides general consulting and advisory services to us, serves as a member of our scientific advisory board (“SAB”) and, within the last three fiscal years, received compensation for his consulting and advisory services, as well as for his SAB service, in excess of Nasdaq’s minimum independence thresholds.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them. There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our board of directors is currently chaired by Richard Heyman, Ph.D. As a general policy, our board of directors believes that separation of the positions of chairperson of our board of directors and Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As such, David H. Mack, Ph.D. serves as our Chief Executive Officer while Dr. Heyman serves as the chairperson of our board of directors, but is not an officer. We currently expect and intend the positions of chairperson of our board of directors and Chief Executive Officer to continue to be held by two individuals in the future. We believe that our board leadership structure is appropriate for our Company, particularly where we have a majority of independent directors who are all actively involved in meetings of the board of directors and its committees, which include activate engagement with management for oversight of our key risk areas. In addition, our board of directors, including our leadership, is comprised of individuals who have expertise in research, product and clinical development, finance, accounting, commercialization, corporate development and general management of other biopharmaceutical companies.
Board Committees and Meetings
Our board of directors has established an audit committee, a compensation committee and a corporate governance and nominating committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each of the audit, compensation, and corporate governance and nominating committees is a standing committee and operates pursuant to a separate written charter adopted by our board of directors that is available on the Investors section of the Company’s website at ir.pmvpharma.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference into this proxy statement the information on or accessible through our website.
Our board of directors met seven times during fiscal year 2021. During fiscal year 2021, each of our directors attended 75% or more of the aggregate of (a) the total number of meetings of the board of directors held while a director (during the period in which the director served on the board of directors) and (b) the total number of meetings held by all committees on which the director served (during the period in which the director served on such committees). Pursuant to our corporate governance guidelines, each director is encouraged to attend each annual meeting of stockholders.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Two of our seven directors attended our 2021 annual meeting of stockholders.
Audit Committee
The audit committee consists of Ms. Stelzer, Dr. Heyman and Dr. Schroeder. Ms. Stelzer is the chairperson of the audit committee. Our board of directors has determined that all members are independent under the listing standards of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act and that Ms. Stelzer is an audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2012, as amended, and possesses financial sophistication, as defined under the rules of Nasdaq. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements, in accordance with applicable requirements. Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Among other matters, our audit committee also:
•	selects and hires the independent registered public accounting firm to audit our financial statements;
•	helps to ensure the independence and performance of the independent registered public accounting firm;
•	approves audit and non-audit services and fees;
•
reviews financial statements and discuss with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	prepares the audit committee report that the SEC requires to be included in our annual proxy statement;
•	reviews reports and communications from the independent registered public accounting firm;
•	reviews the adequacy and effectiveness of our internal controls and disclosure controls and procedure;
•	reviews our policies on risk assessment and risk management;
•	reviews and monitor conflicts of interest situations, and approve or prohibit any involvement in matters that may involve a conflict of interest or taking of a corporate opportunity;

•	reviews related person transactions; and
•
establishes and oversees procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters.

The audit committee operates under a written charter that satisfies the applicable rules of the SEC and Nasdaq listing rules. Our audit committee’s written charter may be located on our website at ir.pmvpharma.com. The audit committee met seven times in fiscal year 2021.
Compensation Committee
The compensation committee consists of Dr. Heyman, Ms. Stelzer and Dr. Baum, each of whom meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Dr. Heyman is the chairperson of the compensation committee. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The compensation committee oversees our compensation policies, plans and benefits programs. Our compensation committee also:
•	oversees our overall compensation philosophy and compensation policies, plans and benefits programs;
•	reviews and approves, or recommends to the board of directors for approval, compensation for our executive officers and directors;
•	prepares the compensation committee report that the SEC will require to be included in our annual proxy statement; and
•	administers our equity compensation plans.
The compensation committee has the right, in its sole discretion, to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers.
The compensation committee operates under a written charter that satisfies the applicable rules of the SEC and Nasdaq listing rules. Our compensation committee’s written charter may be located on our website at ir.pmvpharma.com. The compensation committee met four times in fiscal year 2021.
Corporate Governance and Nominating Committee
The corporate governance and nominating committee consists of Dr. Baum, Dr. Heyman and Dr. Schroeder, each of whom meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Dr. Baum is the chairperson of the corporate governance and nominating committee. The corporate governance and nominating committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Among other matters, our corporate governance and nominating committee also:
•	identifies, evaluates and makes recommendations to our board of directors regarding nominees for election to our board of directors and its committees;
•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	reviews and makes recommendation to our board of directors with respect to management succession planning;
•	reviews developments in corporate governance practices;
•
evaluates the adequacy of our corporate governance practices and reporting, including providing oversight for our sustainability related to Environmental, Social and Governance programs, reporting and policy initiatives; and

•	evaluates the performance of our board of directors and individual members.

Our corporate governance and nominating committee operates under a written charter that satisfies applicable rules of the SEC and Nasdaq listing rules. Our corporate governance and nominating committee’s written charter may be located on our website at ir.pmvpharma.com. The corporate governance and nominating committee met five times in fiscal year 2021.
Identifying and Evaluating Director Nominees
Our board of directors has delegated to the corporate governance and nominating committee the responsibility of identifying individuals qualified to become members of the board of directors and recommending to the board of directors nominees to fill vacancies and newly created directorships and the nominees to stand for election as directors. If the corporate governance and nominating committee determines that an additional or replacement director is required, it may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board of directors or management.
In its evaluation of director candidates, including the members of the board of directors eligible for reelection, the corporate governance and nominating committee will consider the current size and composition of the board of directors and the needs of the board of directors and its committees. Some of the factors that our corporate governance and nominating committee considers include, without limitation, character, integrity, judgment, diversity, including diversity in terms of gender, race, ethnicity and experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and similar factors.
Nominees must also have the highest personal and professional ethics and integrity, proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, skills that are complementary to those of the existing board of directors, the ability to assist and support management and make significant contributions to the Company’s success, and an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
Role of the Board in Risk Oversight
Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including operational, cybersecurity, credit and liquidity risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The corporate governance and nominating committee is responsible for identifying, evaluating and recommending to our board of directors’ nominees for election and the composition of our board of directors and its committees. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our board of directors is regularly informed on risks related to our overall operations as a clinical stage precision oncology company, as well as through discussions from committee members about their respective areas of risk oversight. The board of directors’ allocation of risk oversight responsibility may change from time to time based on the evolving needs of the Company.
Our board of directors believes its current leadership structure supports the risk oversight function of the board. Given the operating experience of our board members, either as executive officers or members of the board of directors of other biopharmaceutical companies, we believe that our board leadership structure has the requisite experience and expertise to oversee the board of directors’ risk oversight function There is also open communication between management and directors through periodic reviews of our key risk areas and mitigation steps to reduce our risk exposure, and all directors are actively involved in the risk oversight function.
Stockholder Recommendations and Nominations to our Board of Directors
Our corporate governance and nominating committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our corporate governance and nominating committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at PMV Pharmaceuticals, Inc., 8 Clarke Drive, Suite 3, Cranbury, New Jersey 08512, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our corporate governance and nominating committee has discretion to decide which individuals to recommend for nomination as directors.
Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2023 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2023 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our General Counsel by mail to our principal executive offices at PMV Pharmaceuticals, Inc., 8 Clarke Drive, Suite 3, Cranbury, New Jersey 08512. Our General Counsel, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board of directors to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board of directors or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board of directors. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at ir.pmvpharma.com. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.
Compensation Committee Interlocks and Insider Participation
During 2021, the members of our compensation committee were Dr. Heyman and Peter Thompson, M.D. Dr. Thompson resigned from our board of directors on January 5, 2022. Dr. Thompson’s resignation was not related to any disagreement with the Company on any matter relating to its operations, policies or practices. None of the members of the fiscal year 2021 compensation committee (Dr. Heyman and Dr. Thompson) has been an officer or employee of PMV Pharmaceuticals or any of our subsidiaries at any time. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Outside Director Compensation Policy
We adopted an outside director compensation policy (the “Director Compensation Policy”) that became effective upon the closing of our initial public offering in September 2020, and is subject to an annual review by our compensation committee in consultation with our compensation consultant and recommendation for any revisions to our board of directors. No changes to our Director Compensation Policy were made in fiscal year 2021. In fiscal year 2022, the Company intends to increase director compensation to remain consistent with companies similar to its industry and market capitalization. Such increase would be in the form of stock options to purchase shares of our common stock to further align the interests of our directors with our stockholders. Under the current Director Compensation Policy, each non-employee director will be eligible to receive compensation for his or her service consisting of the following cash and equity components. Our board of directors has the discretion to revise non-employee director compensation as it deems necessary or appropriate. Under our Director Compensation Policy, each non-employee director upon first becoming a non-employee director automatically receives an initial option to purchase 32,667 shares of common stock. The initial option vests in 36 equal, monthly installments after the grant date, subject to continued service through the vesting date. Additionally, each non-employee director automatically receives an annual option to purchase 16,333 shares, effective on the date of each annual meeting of the stockholders. The annual option vests on the earlier of one year following the grant date or the next annual meeting of stockholders, subject to continued service through the vesting date. All awards under the Director Compensation Policy accelerate and vest upon a change in control. The exercise price of all options under the Director Compensation Policy is the fair market value on the date of grant.
Cash Compensation
All non-employee directors are entitled to receive the following cash compensation for their services:
Position	Annual Cash Retainer
Base Director Fee	$40,000
Additional Chairperson Fee
Chair of the Board of Directors	$35,000
Chair of the Audit Committee	$15,000
Chair of the Compensation Committee	$10,000
Chair of the Corporate Governance and Nominating Committee	$8,000
Additional Committee Member Fee (excluding chairpersons)
Audit Committee	$7,500
Compensation Committee	$5,000
Corporate Governance and Nominating Committee	$4,000

Director Compensation for Fiscal Year Ending 2021
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ending December 31, 2021. Directors who are also our employees receive no additional compensation for their service as directors. For the fiscal year ending December 31, 2021, Dr. Mack was an employee and executive officer of the company and therefore, did not receive compensation as a director. See “Executive Compensation” for additional information regarding Dr. Mack’s compensation. Ms. Flowers did not serve as a member of our board of directors during fiscal year ending December 31, 2021.
Name	Fees Paid or Earned in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard Heyman, Ph.D.	96,500	—	345,280	—	—	—	441,780
Arnold Levine, Ph.D.	40,000	—	345,280	—	—	100,000(1)	485,280
Thilo Schroeder, Ph.D.(2)	—	—	—	—	—	—	—
Peter Thompson, M.D.(3)	53,000	—	345,280	—	—	—	398,280
Laurie Stelzer	55,000	—	345,280	—	—	—	400,280
Charles M. Baum, M.D., Ph.D.	30,000	—	1,070,383(4)	—	—	—	1,100,383
(1)
Dr. Levine received an annual compensation of $100,000 pursuant to a consulting agreement. For additional information regarding our consulting agreement with Dr. Levine, see “Certain Relationships and Related Person Transactions—Consulting Agreement with Arnold Levine, Ph.D.”.

(2)	Dr. Schroeder waived his rights to fees that he was entitled to receive.
(3)	Dr. Thompson served on our board of directors until January 2022.
(4)
Dr. Baum joined our board of directors in April 2021, and in accordance with our Outside Director Compensation Policy, he received his initial grant of 32,667 options. In June 2021, Dr. Baum also received the annual grant of 16,333 options awarded to all of our directors following our 2021 Annual Meeting. However, we subsequently determined that the options to purchase 3,172 shares of common stock were not validly granted pursuant to our 2020 Equity Incentive Plan because the aggregate equity compensation received by Dr. Baum for fiscal year 2021 exceeded the limit of equity compensation that could be granted to him within fiscal year 2021. In April 2022, Dr. Baum agreed to forfeit these excess stock options, and as of the date of this proxy statement, Dr. Baum holds options to purchase an aggregate of 45,828 shares of common stock.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2021. Ms. Flowers did not serve as a member of our board of directors during fiscal year 2021.
Name	Number of Shares Underlying Outstanding Stock Awards	Number of Shares Underlying Outstanding Options
Richard Heyman, Ph.D.	—	222,060
Arnold Levine, Ph.D.	—	22,144
Thilo Schroeder, Ph.D.(1)	—	—
Peter Thompson, M.D.(2)	—	16,333
Laurie Stelzer	—	49,000
Charles M. Baum, M.D., Ph.D.	—	49,000(3)
(1)	Dr. Schroeder waived his rights to company equity awards that he was entitled to receive.
(2)	Dr. Thompson served on our board of directors until January 2022.
(3)	For additional information regarding the stock options granted to Dr. Baum in 2021, see Footnote 4 to the fiscal year 2021 directors compensation table immediately above.
Scientific Advisory Board
We have established a scientific advisory board composed of leading academic and industry scientists. We seek advice and input from these scientists on an ad hoc basis, individually or as a group, to provide scientific and clinical feedback and advice related to our research and development platform and programs. The members of our advisory board consist of experts across a range of key disciplines relevant to our programs. Except for

Drs. Heyman and Levine, who are members of our board of directors, our advisors are not our employees or directors and have no decision-making authority over our activities. Our advisors may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, our advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with ours. All of our advisors are affiliated with other entities and devote only a small portion of their time to us. Our advisors receive cash and equity compensation based upon consulting services rendered. Effective September 1, 2021, Dr. Heyman agreed to waive any future scientific advisory compensation he is otherwise entitled to be paid for those services to us.
Indemnification
We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. See “Certain Relationships and Related Person Transactions—Indemnification of Directors and Officers.”

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 31, 2022. Information regarding Dr. Mack, who also serves as a director, is set forth above under “Board of Directors and Corporate Governance—Continuing Directors.”
Name	Age	Position(s)
David H. Mack, Ph.D.	60	President, Chief Executive Officer and Director
Winston Kung	47	Chief Operating Officer and Chief Financial Officer
Leila Alland, M.D.	59	Chief Medical Officer
Deepika Jalota, Pharm.D.	46	Chief Regulatory and Quality Officer
Winston Kung has served as our Chief Operating Officer and Chief Financial Officer since December 2017. From April 2013 to November 2017, Mr. Kung worked at Celgene Corporation, a global biopharmaceutical company, where he held multiple positions, including Vice President of Business Development and Global Alliances, and Chief Business Officer at Celgene Cellular Therapeutics (a wholly-owned subsidiary of Celgene Corporation). At Celgene, Mr. Kung led the formation of a strategic long-range plan for the company, along with overseeing multiple transactions and a team that managed the company’s alliance portfolio of over 100 collaborations, equity investments and company integrations. Prior to working at Celgene, Mr. Kung worked at Citigroup from June 2010 to April 2013 in its Global Healthcare Investment Banking group and at Lehman Brothers (which was subsequently acquired by Barclays) from May 2007 to June 2010 in its Global Mergers and Acquisition Group. At Citigroup and Barclays, Mr. Kung worked on various transactions including public and private financings, merger and acquisitions, spin-outs and other financial advisory engagements. From August 2004 to May 2007, Mr. Kung worked at Amgen (Nasdaq: AMGN), a global biopharmaceutical company, as a co-founder of the Alliance Management group, and served as the deal lead on multiple acquisitions as part of the Corporate Development group. Mr. Kung also worked at Genentech, a biotechnology company (acquired by Roche), from November 1999 to September 2002 as part of the Business and Corporate Development group. Mr. Kung previously served on the board of directors of Alliqua BioMedicial (Nasdaq: ALQA) and GNS Healthcare, a private, healthcare artificial intelligence company. Mr. Kung received a B.A. in Biology and International Relations from Brown University and a M.B.A. from Harvard Business School.
Leila Alland, M.D. has served as our Chief Medical Officer since December 2019. Over the past 20+ years, Dr. Alland has worked on a broad range of oncology products from early to late stage development and contributed to multiple successful drug approvals. Dr. Alland served as the Chief Medical Officer at Affimed (Nasdaq: AFMD) from March 2018 to November 2019 and as the Chief Medical Officer at Tarveda Therapeutics, a privately held biotechnology company, from January 2016 to March 2018. Dr. Alland also held leadership positions, including as the Vice President and Head of Oncology Early Clinical Development at AstraZeneca (NYSE: AZN) from October 2013 to December 2015, and also held leadership positions at Bristol Myers Squibb (NYSE: BMY) from April 2006 to September 2013, Novartis International AG (NYSE: NVS) from November 2003 to March 2006 and Schering-Plough Corporation from June 2001 to November 2003. From September 1994 to June 2000, Dr. Alland served as Assistant Professor of Pediatrics at Albert Einstein College of Medicine, where she was awarded the James S. McDonnell Foundation Scholar Award and pursued basic cancer research. Dr. Alland currently serves on the board of directors of Abeona Therapeutics Inc. (Nasdaq: ABEO), Jubilant Therapeutics Inc., and sits on the Scientific Advisory Council of Columbia University’s Center for Radiological Research. In addition, Dr. Alland serves as a reviewer for the Cancer Prevention and Research Institute of Texas. Dr. Alland received a B.A. in Biology from the University of Pennsylvania and a M.D. from New York University School of Medicine. Dr. Alland completed her residency in Pediatrics at The Children’s Hospital of Philadelphia and her fellowship in Pediatric Hematology/Oncology at The New York Hospital and Memorial Sloan-Kettering Cancer Center.
Deepika Jalota, Pharm.D. has served as our Chief Regulatory and Quality Officer since February 2021 and previously served as our Senior Vice President, Regulatory Affairs and Quality Assurance from June 2019 to February 2021. Previously, Dr. Jalota was employed by Bayer HealthCare Pharmaceuticals from July 2007 to May 2019 and held multiple leadership positions within Global Regulatory Affairs in oncology and other therapeutic areas. She was most recently Vice President, Global Regulatory Strategy, Oncology from July 2017 to June 2019 and was responsible for overseeing global regulatory strategy development for multiple early and late stage oncology assets. Dr. Jalota also served as Senior Director, Global Regulatory Strategy, Oncology from June 2016 to July 2017 and Director and Head of Global Regulatory Strategy, Dermatology and Ophthalmology from January 2014 to June 2016. Prior to joining Bayer HealthCare Pharmaceuticals, Dr. Jalota was employed by Sanofi-Aventis, Forest Laboratories and Procter and Gamble. Dr. Jalota received a B.S. in Pharmacy from Rutgers University, Ernest Mario School of Pharmacy and a Pharm.D. from the University of Florida, College of Pharmacy.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview of our executive compensation philosophy and objectives as well as a description of the material components of our executive compensation program. This CD&A is intended to be read in conjunction with the tables which immediately follow this section, which provide further historical compensation information. During fiscal year 2021, there were only four executive officers of the Company. Our named executive officers, consisting of our principal executive officer, principal financial officer and the two most highly compensated executive officers (other than our principal executive officer and principal financial officer), as of December 31, 2021, were:
•	David H. Mack, Ph.D., our President, Chief Executive Officer and director;
•	Winston Kung, our Chief Operating Officer and Chief Financial Officer;
•	Leila Alland, M.D., our Chief Medical Officer; and
•	Deepika Jalota, Pharm.D., our Chief Regulatory and Quality Officer.
This CD&A also analyzes how and why the compensation committee of our board of directors (the “compensation committee”) arrived at the specific compensation decisions for our named executive officers in fiscal 2021 and discusses the key factors that the compensation committee considered in determining their compensation.
Process and Procedure for Compensation Decisions
Our compensation committee is primarily responsible for establishing and reviewing our general compensation strategy. In addition, the compensation committee, with the assistance of our Head of Human Resources, oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. The compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Under its charter, our compensation committee has the right, in its sole discretion, to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers.
Executive Summary
Company Background and 2021 Business Highlights
We are a precision oncology company pioneering the discovery and development of small molecule, tumor-agnostic therapies targeting p53. We have leveraged more than four decades of research experience and developed unique insights into p53 to create a precision oncology platform designed to generate selective, small molecule, tumor-agnostic therapies that structurally correct specific mutant p53 proteins to restore their wild-type function. In addition, we are expanding the utilization of our platform to target certain cancers where wild-type p53 function is silenced.
In 2021, despite disruptions related to COVID-19, we continued to grow and made substantial progress, including the following significant accomplishments:
•	Activated all of our targeted clinical sites for the Phase 1 portion of our Phase 1/2 clinical trial of PC14586, our lead product candidate;
•	Successfully enrolled patients in our PC14586 Phase 1 clinical trial;
•	Established a comprehensive development plan for the combination of PC14586 with a PD-1 checkpoint inhibitor;
•	Expanded our pipeline by advancing WIP1 (Wild-Type p53-Induced Phosphatase) inhibitor program, into lead optimization;
•	Strengthened our leadership team and organization to support advancement of our lead product candidate and expansion of our pipeline to include wild-type p53-related targets; and
•	Maintained our strong balance sheet and cash position, with $314.1 million in cash, cash equivalents, and marketable securities as of December 31, 2021.

Key 2021 Compensation Decisions
Aligned with our results and performance in 2021 as outlined above, we took several actions related to our pay program:
•	We made moderate adjustments to the base salaries of our executives based on our regular review of factors including roles, responsibilities and market practices;
•
Our 2021 annual bonus paid out at 125% of target since we successfully achieved and exceeded our 2021 corporate goals, as more fully described below under “Executive Compensation—Annual Cash Incentives”; and

•	We granted stock options to our executive officers to motivate and retain them, as well as provide alignment with the interests of our stockholders, in line with our philosophy as detailed below.
Executive Compensation Governance Highlights
We maintain sound governance standards consistent with our executive compensation policies and practices and we seek to adhere to the best practices for compensation and corporate governance purposes. The compensation committee and in certain cases, our board of directors, evaluates our executive compensation program regularly to ensure that it supports our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent as well as protect our stockholders’ interests. The following policies and practices were in effect during 2021:
Compensation Governance
✔
Independent Compensation Committee and Board of Directors Approval. The compensation committee is comprised solely of independent directors. In addition, certain executive compensation decisions at the board of directors’ level are made by independent directors.

✔
Independent Compensation Committee Advisor. The compensation committee’s own independent compensation consultant assisted with its compensation review for 2021. This consultant performed no other services for us.

✔	Annual Executive Compensation Program Review. The compensation committee conducts an annual review and approval of our compensation program.
Executive Compensation Policies and Practices
Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices designed to align our executive compensation with long-term stockholder interests, including:
✔
Compensation At-Risk. Our executive compensation program is designed so a significant portion of compensation is “at risk” based on our performance through our short-term cash and long-term equity incentive compensation opportunities.

✔	No Tax Reimbursements for Severance or Change in Control Payments. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change in control payments or benefits.
✔
No Special Retirement Plans. We do not offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements exclusively to our executive officers.

✔	No Special Health or Welfare Benefits. Our executive officers participate in the same company-sponsored health and welfare benefits programs as our other full-time, salaried employees.
✔	Hedging and Pledging Prohibited. We prohibit our employees, including our named executive officers and directors, from pledging our securities or engaging in hedging transactions.
✔	Multi-Year Vesting Requirements. The equity awards granted to our named executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives.
✔
No Single Trigger Change in Control Arrangements. There are no payments and benefits that are payable solely as a result of change in control in PMV Pharmaceuticals. All change in control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change in control of PMV Pharmaceuticals plus an involuntary termination of employment before payments and benefits are paid).

Overview Executive Compensation Program
Our executive compensation program is designed to be competitive and appropriately balance our goals of attracting, motivating, rewarding, and retaining our executive officers and driving company performance. To align our executive officers’ interests with those of our stockholders and to motivate and reward individual initiative and effort, a substantial portion of each executive officer’s total target annual direct compensation opportunity is “at-risk,” meaning the amounts paid to each executive officer will vary based on our company performance and their contributions to that performance.
In 2021, we continued to emphasize long-term incentive compensation in order to enhance the alignment between the interests of our executive officers and stockholders and provide incentives for our executive officers to drive long-term company growth and stockholder value.
Stockholder Engagement
We are committed to engagement with stockholders. We review any feedback we receive from our stockholders about our executive compensation program to ensure that we understand key matters of interest to them, and to enable us to take that feedback into consideration for our compensation decisions.
Compensation Philosophy
Our compensation committee believes a well-designed compensation program should align executive interests with the drivers of growth and stockholder returns by supporting the achievement of our primary business goals, and our ability to attract and retain employees whose talents, expertise, leadership and contributions are expected to sustain growth in long-term stockholder value. Consequently, we maintain an ongoing commitment to corporate governance principles and strong performance orientation in our compensation program. Our compensation committee regularly reviews our compensation policies and program design overall, to ensure that they are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to our employees and directors is fair, reasonable and competitive.
In transitioning from a private company following our initial public offering in 2020, we have made gradual changes to our executive compensation program to adopt practices that are appropriate for the Company given our business, industry, growth and other factors. Our compensation committee and board of directors believe it appropriate to continue to fine tune our executive compensation program but generally have avoided dramatic changes since we became a publicly traded company. We engaged an independent compensation consultant prior to our initial public offering to assist our compensation committee in determining executive compensation and establishing our compensation philosophy for our executive officers, which seeks to place cash compensation at generally the 50th percentile and equity awards within the 50th-75th percentile range of our peer group companies.
Compensation Determination Process
Role of the Compensation Committee and Board of Directors
Our compensation committee is responsible for overseeing the total compensation of our executive officers. In this capacity, our compensation committee designs, implements, reviews and approves all compensation for our Chief Executive Officer and our other executive officers. The compensation committee formally met four times during fiscal year 2021, and also met informally on occasion, to review and discuss matters related to compensation of our employees and executive officers. Some of these meetings were held with members of management in attendance and some were held in closed session. Most of the meetings also included representatives from our compensation consultant (as described below). Typically, the compensation committee reports to the board of directors on its discussions and on occasion recommends to the board of directors, or seeks input from the board of directors regarding, the decisions to be made and other actions to be taken with regard to our executive officers’ compensation. Our compensation committee’s recommendations regarding executive compensation are based on the compensation committee’s assessment of the performance of the Company and each individual executive officer, as well as other factors, such as prevailing industry trends and the competitive market for executive talent. The compensation committee typically makes the final decisions regarding executive compensation.
Role of Management
Our Chief Executive Officer and our Head of Human Resources, in consultation with our compensation consultant, typically make recommendations to our compensation committee, attend certain compensation committee meetings and are involved in the process for determining our executive officers’ compensation, provided that our Chief Executive Officer does not make recommendations as to his own compensation or participate in compensation committee discussions of his own compensation. Our compensation committee considers management’s recommendations but is not required to follow any recommendations and may adjust compensation up or down as it determines in its discretion. Our compensation committee reviews the recommendations and other data and makes recommendations to the board of directors as to each executive officer’s total compensation, as well as each individual pay component.
Role of Independent Compensation Consultant
The compensation committee has authority to appoint and retain a compensation consultant. The fees for services rendered by the compensation consultant are paid by the Company. For executive compensation decisions for fiscal year 2021, our compensation committee engaged Radford, which is part of the Rewards Solutions practice at Aon plc (“Radford”), as its independent compensation consultant to advise on executive compensation matters including: overall compensation program design, peer group development and updates, and collecting market data to inform our compensation programs for our executives and members of our board of directors. We develop our compensation programs after reviewing publicly available compensation data and we also subscribe to Radford’s various global annual and specialized life sciences and general industry surveys on an ongoing basis. Our compensation consultant advised the compensation committee on all of the principal aspects of executive compensation. Representatives from our compensation consultant attend meetings of the compensation committee when requested to do so. Our compensation consultant reports directly to our compensation committee and not to management, although it meets with management for purposes of gathering information for its analyses and recommendations. Our compensation committee has assessed the independence of our compensation consultant consistent with Nasdaq listing standards and has concluded that the engagement of our compensation consultant does not raise any conflict of interest.
In January 2022, the compensation committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant to advise on executive officer and board of directors’ compensation matters going forward.
Use of a Peer Group
The compensation committee approves a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices. The peers are reviewed on an annual basis in light of the fast-moving changes at PMV Pharmaceuticals and our industry. We undertake this review with the assistance and recommendations of the compensation committee’s compensation consultant.
In July 2020, the compensation committee approved a peer group for use in making 2021 compensation decisions. The compensation committee used the following criteria in determining the appropriate peers:
•	Industry Sector – U.S. oncology companies;
•	Stage – Focus on early stage companies to reflect PMV Pharmaceuticals’ pre-clinical stage of development where possible;
•	Geography – Emphasis on companies located in major metro areas and in biopharma hubs;
•	Market Capitalization – Focus on companies with market cap between $200 million and $2 billion, approximately 0.3x to 3x the projected post-IPO valuation at the time of selection;
•	Employee Headcount – Focus on companies with generally less than 150 employees; and
•	Public Tenure – Preference for companies that have been public less than five years.

Based on these criteria and considerations, our peer group for 2021 until August 4, 2021, referred to as our 2021 peer group, as approved by our compensation committee consisted of the following companies:
AnaptysBio	Kezar Life Sciences
Arcus Biosciences	Kura Oncology
Arvinas	Mersana Therapeutics
AVROBIO	Precision BioSciences
Constellation Pharmaceuticals(1)	Replimune Group
Harpoon Therapeutics	Rocket Pharmaceuticals
Homology Medicines	Syndax Pharmaceuticals
IDEAYA Biosciences	Turning Point Therapeutics
Intellia Therapeutics	Y-mAbs Therapeutics
Jounce Therapeutics
(1)	Acquired by MorphoSys AG
2022 Peer Group
In August 2021, in consultant with our compensation consultant and our management, the compensation committee reviewed the peer criteria and revised it to the following:
•	Industry Sector – U.S. oncology companies;
•	Stage – Focus on early-stage pre-commercial companies (phase 1 or 2) where possible;
•	Geography – Emphasis on companies located in major metro areas and in biopharma hubs;
•	Market Capitalization – Focus on companies with market cap between $500 million and $4.5 billion, approximately 0.3x to 3x the projected post-IPO valuation at the time of selection; and
•	Employee Headcount – Focus on companies with generally less than 150 employees.
Using the revised criteria, the compensation committee approved the peer group for use in making compensation decisions on and after August 4, 2021, referred to as our 2022 peer group. The compensation committee removed select companies due to one or more of the following: market capitalization falling outside the new market capitalization range; becoming a commercial stage company; or their therapeutic focus. Using the criteria above, the compensation committee added the following companies to the 2022 peer group: C4 Therapeutics, IGM Biosciences, Kinnate Biopharma, Kronos Bio, Kymera Therapeutics, Olema Pharmaceuticals, ORIC Pharmaceuticals, Prelude Therapeutics, Relay Therapeutics, Repare Therapeutics, Revolution Medicine, Shattuck Labs, Silverback Therapeutics and Zentalis Pharmaceuticals.
Our 2022 peer group, as adopted by the compensation committee, is reflected in the following chart:
Arcus Biosciences	ORIC Pharmaceuticals
Arvinas	Prelude Therapeutics
C4 Therapeutics	Relay Therapeutics
IDEAYA Biosciences	Repare Therapeutics
IGM Biosciences	Replimune Group
Kinnate Biopharma	Revolution Medicine
Kronos Bio	Shattuck Labs
Kura Oncology	Silverback Therapeutics
Kymera Therapeutics	Syndax Pharmaceuticals
Mersana Therapeutics	Turning Point Therapeutics
Olema Pharmaceuticals	Zentalis Pharmaceuticals

In setting compensation for our executive officers, including our named executive officers, the compensation committee uses competitive compensation data from an annual total compensation study of our selected peer companies and relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. However, the compensation committee uses our compensation peer group as only one data point when setting executive pay packages. While our compensation philosophy seeks to place cash compensation at generally the 50th percentile and equity grants within the 50th-75th range, our compensation decisions consider many other factors, including, but not limited to, individual and company performance, internal equity, experience, and strategic needs. As a result of evaluating compensation based on the criteria described above, total target compensation for our named executive officers may in certain circumstances be above or below the targeted levels of the peer group or market data.
Pay Components
Our executive compensation program consists of three primary elements: base salaries, annual cash incentives and long-term equity awards:
Element	Purpose	Features
Base Salary	To attract and retain highly skilled executives	Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data
Annual Cash Incentive Program	To promote and reward the achievement of key short-term strategic and business goals of the company as well as individual performance; to motivate and attract executives	Variable component of pay based on annual quantitative and qualitative performance assessment against objectives related to clinical testing, pipeline and functional goals
Equity Incentive Compensation	To encourage executives and other employees to focus on long-term company performance; to promote retention; to reward outstanding company and individual performance
Delivered in the form of stock options, subject to multi-year vesting based on continued service. The value that will be realized from these awards will depend on the performance of our common stock price, to enable us to align executive interests with those of our stockholders over the longer term

Base Salary
Base salary is the only fixed component of our executive officers’ total cash compensation and provides competitive pay to attract and retain our executives. Annual salary decisions are made in recognition of competitive data as well as the skills and experience that each individual brings to the Company and the performance contributions each makes.
Base salary changes in 2021 varied by executive due either to merit increases or market adjustments. Other factors were considered such as tenure, experience and the role of the individual.
Named Executive Officer	2020 Annualized Salary	2021 Annualized Salary	% Increase
David H. Mack, Ph.D.	$525,000	$550,000	4.8%
Winston Kung	$437,100	$450,000	3.0%
Leila Alland, M.D.	$445,000	$458,300	3.0%
Deepika Jalota, Pharm.D.	$362,250	$390,000(1)	7.7%
(1)	Dr. Jalota’s salary increase included her promotion to Chief Regulatory and Quality Officer.

Annual Cash Incentives
The Annual Cash Incentive Program (Bonus Plan) is designed to provide a financial incentive to reward executives for the achievement of a series of program-specific, pipeline and functional corporate goals. Payments under the plan are ultimately based on achievement of these pre-established corporate goals. Actual performance against targets, as measured by these pre-established corporate goals, determines the incentive payouts. Bonuses are typically paid in the quarter following the end of the performance period.
Each executive officer is eligible for a bonus, which is given at target as a percentage of their base salary as follows:
Named Executive Officer	2020 Target Bonus Opportunity % Salary	2020 Target Bonus ($)	2021 Target Bonus Opportunity % Salary	2021 Target Bonus ($)
David H. Mack, Ph.D.	50%	$262,500	50%	$275,000
Winston Kung	40%	$174,840	40%	$180,000
Leila Alland, M.D.	40%	$178,000	40%	$183,320
Deepika Jalota, Pharm.D.	35%	$126,788	40%(1)	$156,000
(1)	Dr. Jalota’s salary increase included her promotion to Chief Regulatory and Quality Officer.
The Company’s annual corporate goals are approved by our board of directors, following review and recommendation from the compensation committee at the beginning of each fiscal year. When establishing corporate goals, our board of directors considers the likelihood of success of each specific goal and considers the degree of challenge associated with each goal. At the end of each fiscal year, the compensation committee reviews and approves the extent to which we achieved our corporate goals.
Our 2021 corporate performance goals were comprised of the following:
•	Clinical site activation;
•	Patient enrollment for PC1458;
•	Establish strategic plans for clinical combinations;
•	Ensuring clinical supply;
•	Continue developing our discovery pipeline; and
•	Raise additional capital.
2021 was a year of myriad COVID-19-related disruptions. In spite of this, we met or exceeded our goals except we did not raise additional capital. The compensation committee considered additional accomplishments of fiscal year 2021, some of which could not have been anticipated or identified during the corporate goal setting process at the beginning of fiscal year 2021. Our compensation committee and board of directors considered the progress made on lead and pipeline programs, despite the COVID-19-related issues, was impressive and significantly exceeded expectations.
In light of the foregoing review and accomplishments in fiscal year 2021, the compensation committee determined to approve a bonus payout of 125% of target for each of our named executive officers.
The resulting bonuses to our named executive officers were as follows:
Named Executive Officer	2021 Base Salary	2021 Target Bonus	Percentage Goal Achievement	2021 Bonus
David H. Mack, Ph.D.	$550,000	$275,000	125%	$343,750
Winston Kung	$450,200	$180,800	125%	$225,100
Leila Alland, M.D.	$458,300	$183,320	125%	$229,150
Deepika Jalota, Pharm.D.	$390,000	$156,000	125%	$195,000

Long-Term Incentives
In 2021, we granted our executives’ target equity compensation in the form of time-vesting stock options. In determining the stock options to be awarded, the compensation committee balanced incentive and retention needs. The stock options granted in 2021 have a 10-year term and the exercise price was set equal to the fair market value at close on the date of grant. The stock option grants to our executive officers in 2021 were as follows:
Named Executive Officer	Number of Stock Options Granted
David H. Mack, Ph.D.	134,584
Winston Kung	50,337
Leila Alland, M.D.	36,279
Deepika Jalota, Pharm.D.	22,674
Severance and Change in Control Protections
Each of our named executive officers are participants in our Change in Control and Severance Policy (the “Severance Policy”). The Severance Policy provides participants with severance in the event of certain qualifying terminations, including following a change in control of our company. We believe that these protections are necessary to provide our valuable executives with incentives to forego other employment opportunities and remain employed with us and to maintain continued focus and dedication to their responsibilities to maximize stockholder value, including if there is a potential transaction that could involve a change in control. In addition, these protections are available only if a named executive officer executes and does not revoke a general release of claims in favor of us. The terms and levels of benefits provided to our named executive officers under the Severance Policy were determined by our compensation committee, with input from our management team, and approved by our board of directors following a review of analysis prepared by our compensation consultant of relevant market data for other companies with whom we compete for executive talent.
For a summary of the material terms of the benefits provided to our named executive officers under the Severance Policy and an estimate of the payments and benefits that may be received by our named executive officers under the Severance Policy, see “Potential Payments upon Termination or Change in Control” below.
Taxation of Parachute Payments and Deferred Compensation
We do not provide, and have no obligation to provide, any of our named executive officers with a “gross-up” or other reimbursement payment for any tax liability he or she might owe because of the application of Sections 280G, 4999 or 409A of the Internal Revenue Code of 1986, as amended (the “Code”). If any of the payments or benefits provided for under the Severance Policy or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, he or she would receive either full payment of such payments and benefits or such lesser amount that would cause no portion of the payments and benefits being subject to the excise tax, whichever results in the greater after-tax benefits to our named executive officer.
Compensation Recovery (“Clawback”) Policy
If we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required by the SEC to reimburse us for any bonus or other incentive-based or equity-based compensation they receive pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.
Employment Arrangements
David H. Mack, Ph.D.
We entered into a confirmatory employment letter with Dr. Mack, our President and Chief Executive Officer, on August 17, 2020. The confirmatory employment letter currently has no specific term and provides for at-will employment. Dr. Mack’s current annual base salary, effective as of March 1, 2022, is $566,500, and Dr. Mack’s annual target bonus is 50% of his annual base salary.

Winston Kung
We entered into a confirmatory employment letter with Mr. Kung, our Chief Operating Officer and Chief Financial Officer, on August 17, 2020. The confirmatory employment letter currently has no specific term and provides for at-will employment. Mr. Kung’s current annual base salary, effective as of March 1, 2022, is $463,706, and Mr. Kung’s annual target bonus is 40% of his annual base salary.
Leila Alland, M.D.
We entered into a confirmatory employment letter with Dr. Alland, our Chief Medical Officer, on August 18, 2020. The confirmatory employment letter has no specific term and provides for at-will employment. Dr. Alland’s current annual base salary, effective as of March 1, 2022, is $472,049, and Dr. Alland’s annual target bonus is 40% of her annual base salary.
Deepika Jalota, Pharm.D.
We have entered into a confirmatory employment letter with Dr. Jalota, our Chief Regulatory and Quality Officer, updated as of February 22, 2021 in connection with her promotion in fiscal year 2021. The confirmatory employment letter has no specific term and provides for at-will employment. Dr. Jalota’s current annual base salary, effective as of March 1, 2022, $401,700, and Dr. Jalota’s annual target bonus is 40% of her annual base salary.
Tax and Accounting Considerations
We account for equity-based compensation paid to employees under FASB ASC Topic 718, which requires us to estimate and record an expense over the service period of an award. Thus, we may record an expense in one year for awards granted in earlier years. Accounting rules also require the recording of cash compensation as an expense at the time the obligation is incurred.
Section 162(m) of the Code generally prohibits us from deducting any compensation over $1 million per taxable year paid to certain of our executive officers. The Tax Cuts and Jobs Act of 2017 among other changes, repealed the exception from the deduction limit under Section 162(m) for performance-based compensation effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 that are not materially modified after that date. Section 162(m) and the deduction of performance-based compensation remained in effect for our fiscal year ended December 31, 2019, but will not apply in future fiscal years. In addition, the regulations promulgated under Section 162(m) of the Code contain a transition rule that applies to companies, such as ours, that become subject to Section 162(m) of the Code by reason of becoming publicly held prior to a certain date. Pursuant to this rule, certain compensation granted during a transition period (and, with respect to restricted stock units, that are paid out before the end of the transition period) is not counted toward the deduction limitations of Section 162(m) of the Code if the compensation is paid under a compensation arrangement that was in existence before the effective date of the initial public offering and certain other requirements are met. While certain of our equity awards may be eligible to be excluded from our deductibility limitation of Section 162(m) of the Code pursuant to this transition rule, neither our compensation committee nor its authorized committee has adopted a policy that all equity or other compensation must be deductible.
Further, while the compensation committee may consider the deductibility of equity awards and cash and other compensation as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
In addition to considering the tax consequences, the compensation committee generally considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
Compensation Risk Assessment
The compensation committee periodically reviews the Company’s general compensation strategy and reviews the risks arising from the Company’s compensation policies and practices for all employees that are reasonably likely to have a material adverse effect on the Company.

Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them. In addition, our executive officers and the members of our board of directors are prohibited from, directly or indirectly, pledging any of our securities as collateral for any loans and holding our securities in a margin account.
Compensation Committee Report
The compensation committee has reviewed and discussed with management the CD&A provided above. Based on its review and discussions, the compensation committee recommended to the board of directors that the CD&A Analysis be included in this proxy statement and incorporates it by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Respectfully submitted by the members of the compensation committee of the board of directors:
Richard Heyman, Ph.D. (Chair)
Laurie Stelzer
Charles M. Baum, M.D., Ph.D.
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that PMV Pharmaceuticals specifically requests that the information be treated as soliciting material or incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Summary Compensation Table
The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2021, 2020 and 2019.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David H. Mack, Ph.D. President, Chief Executive Officer and Director	2021	545,454	—	—	2,652,651	343,750	—	—	3,541,855
	2020	494,647	—	—	543,788	275,678	—	—	1,314,113
	2019	461,250	—	—	—	166,860	—	—	628,110

Winston Kung Chief Operating Officer and Chief Financial Officer	2021	448,017	—	—	992,142	225,100	—	—	1,665,259
	2020	427,535	—	—	216,142	181,397	—	—	825,365
	2019	410,000	—	—	—	152,440	—	—	562,440

Leila Alland, M.D. Chief Medical Officer	2021	456,083	—	—	715,059	229,150	—	—	1,400,292
	2020	445,000	50,000	—	944,974	184,675	—	—	1,674,649

Deepika Jalota, Pharm.D. Chief Regulatory and Quality Officer	2021	384,958	—	—	446,905	195,000	—	—	1,026,863
	2020	360,208	—	—	42,508	129,957	—	—	532,673
	2019	196,875	—	—	203,888	116,375	—	—	517,138
(1)
The amounts reported represent the aggregate grant date fair value of options calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718—Compensation—Stock Compensation (“ASC 718”). Such grant-date fair value does not take into account any estimated forfeitures related to performance or service vesting conditions. Information about the assumptions used in the calculation of these amounts are included in Note 2 and Note 9 to the Company’s financial statements for the year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K for such year. Represents grants of options pursuant to our 2020 Equity Incentive Plan as described further in the table of outstanding equity awards below.

(2)
The 2021 amounts reported cash bonuses earned our 2021 bonus plan based upon the achievement of company objectives for the year ended December 31, 2021, which were paid in 2022. The 2020 amounts reported represent cash bonuses earned under our 2020 bonus plan based upon the achievement of company objectives for the year ended December 31, 2020, which were paid in 2021. The 2019 amounts reported represent cash bonuses earned under our 2019 bonus plan based upon the achievement of company objectives for the year ended December 31, 2019, which were paid in 2020.

Grants of Plan-Based Awards for Fiscal 2021
The following table sets forth information, for each of our named executive officers, concerning grants of plan-based awards made during fiscal 2021.
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
David H. Mack, Ph.D.	5/12/2021	—	—	—	—	—	—	—	134,587	28.33	2,652,651
Winston Kung	5/12/2021	—	—	—	—	—	—	—	50,337	28.33	992,142
Leila Alland, M.D.	5/12/2021	—	—	—	—	—	—	—	36,279	28.33	715,059
Deepika Jalota, Pharm.D.	5/12/2021	—	—	—	—	—	—	—	22,674	28.33	446,905
(1)	Shares subject to the option vest in 48 equal monthly installments beginning on June 12, 2021.
(2)
The amounts reported represent the aggregate grant date fair value of options calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718—Compensation—Stock Compensation (“ASC 718”). Such grant-date fair value does not take into account any estimated forfeitures related to performance or service vesting conditions. Information about the assumptions used in the calculation of these amounts are included in Note 2 and Note 9 to the Company’s financial statements for the year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K for such year. Represents grants of options pursuant to our 2020 Equity Incentive Plan as described further in the table of outstanding equity awards below.

Outstanding Equity Awards at Fiscal 2021 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.
		Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David H. Mack, Ph.D.	05/12/2015(3)	426,366	—	—	0.53	05/11/2025	—	—	—	—
David H. Mack, Ph.D.	11/16/2016 (4)	240,643	—	—	1.37	11/15/2016	—	—	—	—
David H. Mack, Ph.D.	05/16/2017(5)	460,769	—	—	2.95	05/15/2017	—	—	—	—
David H. Mack, Ph.D.	03/10/2020(6)	96,117	123,631	—	3.90	03/09/2020	—	—	—	—
David H. Mack, Ph.D.	05/12/2021(7)	19,626	114,958	—	28.33	05/11/2021	—	—	—	—
Winston Kung	02/22/2018(8)	476,045	—	—	3.22	02/21/2028	—	—	—	—
Winston Kung	03/10/2020(6)	38,262	49,200	—	3.90	03/09/2030	—	—	—	—
Winston Kung	05/12/2021(7)	7,340	42,997	—	28.33	05/11/2031	—	—	—	—
Leila Alland, M.D.	02/05/2020(9)	164,914	188,935	—	3.90	02/04/2030	—	—	—	—
Leila Alland, M.D.	05/12/2021(7)	5,290	30,989	—	28.33	05/11/2031	—	—	—	—
Deepika Jalota, Pharm.D.	08/21/2019(10)	53,479	33,841	—	3.53	08/20/2029	—	—	—	—
Deepika Jalota, Pharm.D.	03/10/2020(6)	7,455	9,638	—	3.90	03/09/2030	—	—	—	—
Deepika Jalota, Pharm.D.	05/15/2021(7)	3,306	19,368	—	28.33	05/14/2030	—	—	—	—
(1)
Outstanding options to purchase shares of our common stock granted prior to September 21, 2020 were granted pursuant to our 2013 Plan (as defined below), and outstanding options to purchase shares of our common stock granted on or after September 21, 2020, were granted pursuant to our 2020 Plan (as defined below).

(2)	This column represents the fair market value of a share of our common stock on the date of grant, as determined by our board of directors.
(3)
The option vests as to 1/4th of the shares of our common stock underlying it on May 12, 2016, and as to 1/60th in monthly installments after the initial vesting date, subject to the named executive officer’s continued service through each vesting date.

(4)
The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments after November 16, 2016, subject to the named executive officer’s continued service through each vesting date.

(5)
The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments after May 16, 2017, subject to the named executive officer’s continued service through each vesting date.

(6)
The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments after March 10, 2020, subject to the named executive officer’s continued service through each vesting date.

(7)
The option vests as to 1/48th of the shares of our common stock underlying it in monthly installments after May 12, 2021, subject to the named executive officer’s continued service through each vesting date.

(8)
The option includes two tranches. The first tranche (covering 75% of the shares of our common stock underlying the option) vests as to 1/4th of the shares of our common stock underlying it on November 27, 2018, and as to an additional 1/48th of the shares of our common stock underlying it in monthly installments after the initial vesting date, subject to the named executive officer’s continued service through each vesting date. The second tranche (covering 25% of the total number of shares of our common stock underlying the option) vests as to 1/48th of the shares of our common stock underlying it in monthly installments, subject to the named executive officer’s continued service through each vesting date, subject to achievement of a performance vesting condition that was achieved.

(9)
The option vests as to 1/4th of the shares of our common stock underlying it on December 3, 2020, and as to 1/48th in monthly installments after the initial vesting date, subject to the named executive officer’s continued service through each vesting date.

(10)
The option vests as to 1/4th of the shares of our common stock underlying it on June 10, 2020, and as to 1/48th in monthly installments after the initial vesting date, subject to the named executive officer’s continued service through each vesting date.

Option Exercises and Stock Vested for Fiscal 2021
The following table sets forth the number of shares acquired, and the value realized upon the exercise of stock options and the vesting of restricted stock units during fiscal 2021 by each of our named executive officers.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David H. Mack, Ph.D.	66,500	2,165,010	—	—
Winston Kung	23,000	676,342	—	—
Leila Alland, M.D.	24,000	708,146	—	—
Deepika Jalota, Pharm.D.	2,896	87,591	—	—
401(k) Plan
We maintain a 401(k) retirement savings plan for the benefit of our employees, including Dr. Mack, Mr. Kung and Dr. Alland and Dr. Jalota, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. We do not provide for any matching contributions under the 401(k) plan.
Potential Payments upon Termination or Change in Control
Change in Control and Severance Policy. Each of our named executive officers are participants in our Severance Policy. In August 2020 (and for Dr. Jalota, updated in February 2021 in connection with her promotion in fiscal year 2021), we entered into amended and restated change in control and severance participation agreements with Dr. Mack, Mr. Kung, Dr. Alland and Dr. Jalota, which supersede all previous arrangements we had previously entered into with our named executive officers. Under each of these agreements, if, within the period three months prior to and 12 months following a “change in control” (such period, the change in control period), we terminate the employment of the applicable named executive officer other than for “cause”, death or “disability” or the applicable named executive officer terminates his or her employment for “good reason” (as such terms are defined in the named executive officer’s change in control and severance agreement) and the named executive officer executes a separation agreement and release of claims that becomes effective and irrevocable within 60 days following the named executive officer’s termination, the named executive officer is entitled to receive (i) a lump sum severance payment, less applicable withholdings, equal to 100% of the named executive officer’s base salary, as then in effect, or 150% for Dr. Mack, (ii) a lump sum payment, less applicable withholdings, equal to 100% of the named executive officer’s target bonus for the performance year in which such termination occurred, or 150% for Dr. Mack, (iii) payment or reimbursement of premiums to maintain group health insurance continuation benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for the employee and the named executive officer’s dependents through 12 months following such termination, or 18 months for Dr. Mack, and (iv) accelerated vesting as to 100% of the employee’s outstanding unvested equity awards.
In addition, under each of these agreements, if, outside of the change in control period, we terminate the employment of the applicable named executive officer other than for cause, death or disability, and the named executive officer executes a separation agreement and release of claims that becomes effective and irrevocable within 60 days following the employee’s termination, the employee is entitled to receive (i) a lump sum severance payment, less applicable withholdings, equal to 9 months of the named executive officer’s base salary, as then in effect, or 12 months for Dr. Mack, (ii) payment or reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for the employee and the named executive officer’s dependents through nine months following such termination, or 12 months for Dr. Mack, and (iii) accelerated vesting of time-based equity awards granted prior to the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to the Company’s common stock in an amount that would have vested had the named executive officer’s employment continued through 6 months following such termination, or 12 months in the case of Dr. Mack.
Under each of these agreements, in the event any payment to, or benefits received by, the applicable employee pursuant to his or her change in control and severance agreement would be subject to the excise tax imposed by

Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the employee will receive such payment as would entitle the employee to receive the greatest after-tax benefit, even if it means that we pay him or her a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.
2020 Equity Incentive Plan. Our 2020 Equity Incentive Plan (the “2020 Plan”) provides that in the event of a merger or change in control, as defined under our 2020 Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator is not required to treat all awards, all awards held by a participant or all awards of the same type similarly.
If a successor corporation does not assume or substitute for any outstanding award, then the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. If an option or stock appreciation right is not assumed or substituted in the event of a change in control, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.
For awards granted to an outside director, in the event of a change in control, the outside director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse and, for awards with performance-based vesting, unless specifically provided for otherwise under the applicable award agreement or other agreement or policy applicable to the participant, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.
2013 Equity Incentive Plan. Our 2013 Equity Incentive Plan (the “2013 Plan”) provides that in the event of a merger or change in control, as defined under our 2013 Plan, each outstanding award will be treated as the administrator determines. The administrator is not required to treat all awards, all awards held by a participant or all awards of the same type similarly.
In the event that (i) a participant is terminated for reasons other than cause, death or disability (as such terms are defined in our 2013 Plan), or terminates employment following a resignation for good reason (as such term is defined in our 2013 Plan), or terminates employment due to not being offered employment reasonably commensurate with their position prior to the merger or change in control with any successor entity, in each case in connection with the merger or change in control (which may include, without limitation, termination within thirty (30) days prior to the effective date of a change in control), or (ii) the successor entity assumes or substitutes the awards of a participant, and within twelve (12) months after the merger or change in control such participant is terminated by the successor entity for reasons other than cause, death or disability, or such participant resigns for good reason, then, in each case, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right fully vests upon the termination of a participant in connection with a merger or change in control pursuant to the immediately preceding sentence, the administrator will notify such participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion (of at least three (3) days), and the option or stock appreciation right will terminate upon the expiration of such period.

The following table shows the potential payments and benefits that we would be obligated to make or provide upon termination of employment of each of our named executive officers. For purposes of this table, it is assumed that each named executive officer’s employment terminated at the close of business on December 31, 2021, the last day of our fiscal year 2021.
Name	Cash ($)	Equity ($)	Total ($)
David H. Mack, Ph.D.	1,245,867	2,574,841.81	3,820,709.81
Winston Kung	638,119	970,464.31	1,608,583.31
Leila Alland, M.D.	641,620	1,086,130.35	1,727,750.35
Deepika Jalota, Pharm.D.	549,522	490,7433.71	1,040,255.71
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders
2013 Equity Incentive Plan(1)	3,410,075	$3.02	—
2020 Equity Incentive Plan(2)	835,906	$29.44	4,951,680
2020 Employee Stock Purchase Plan(3)	—	$—	801,464
Equity compensation plans not approved by security holders	—	$—	—
Total	4,245,981	$8.22	5,753,144
(1)
Our board of directors adopted, and our stockholders approved, the 2013 Plan. As a result of our initial public offering and the adoption of the 2020 Plan, we no longer grant awards under the 2013 Plan; however, all outstanding options issued pursuant to the 2013 Plan continue to be governed by their existing terms. To the extent that any such awards are forfeited or lapse unexercised or are repurchased, the shares of common stock subject to such awards will become available for issuance under the 2020 Plan.

(2)
Our 2020 Plan provides that the number of shares available for issuance under the 2020 Plan will be increased on the first day of each fiscal year in an amount equal to the least of (i) 4,406,374 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors or any of its committees as will be administering the 2020 Plan may determine.

(3)
Our 2020 ESPP provides that the number of shares available for issuance under the 2020 ESPP will be increased on the first day of each fiscal year in an amount equal to the least of (i) 801,504 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as may be determined by our board of directors or any of its committees as will be administering the 2020 ESPP may determine.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022 for:
•	each beneficial owner of 5% or more of the outstanding shares of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all directors and executive officers as a group.
The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership.
Applicable percentage ownership is based on 45,532,392 shares of common stock outstanding as of March 31, 2022. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of such person or entity, we deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of March 31, 2022. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PMV Pharmaceuticals, Inc., 8 Clarke Drive, Suite 3, Cranbury, New Jersey 08512.
	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
Entities affiliated with OrbiMed Advisors(1)	6,855,423	15.1%
Entities affiliated with InterWest Partners X, LP(2)	3,264,352	7.2%
Entities affiliated with JPMorgan Chase & Co.(3)	3,166,450	7.0%
RTW Investments, LP(4)	2,980,960	6.5%
Entities affiliated with Boxer Capital, LLC(5)	2,899,073	6.4%
The Vanguard Group(6)	2,647,946	5.8%
Entities affiliated with BlackRock, Inc.(7)	2,539,824	5.6%
Entities affiliated with Euclidean Capital LLC(8)	2,336,909	5.1%
Cowen Financial Products LLC(9)	2,300,000	5.1%

Directors and Named Executive Officers:
David H. Mack, Ph.D.(10)	1,656,859	3.5%
Richard Heyman, Ph.D.(11)	191,395	*
Arnold Levine, Ph.D.(12)	411,769	*
Thilo Schroeder, Ph.D.(13)	1,385,807	3.0%
Laurie Stelzer(14)	19,047	*
Charles M. Baum, M.D., Ph.D.(15)	11,800	*
Kirsten Flowers(16)	3,629	*
Winston Kung(17)	802,028	1.7%
Leila Alland, M.D.(18)	243,863	*
Deepika Jalota, Pharm.D.(19)	84,924	*
All executive officers and directors (10 persons)(20)	4,766,200	9.9%
*	Represents less than 1%.

(1)
Based on a Schedule 13D/A filed with the SEC on April 1, 2022, consists of (i) 6,475,291 shares held by OrbiMed Private Investments V, LP (“OPI V”), (ii) 114,039 shares held by OrbiMed Genesis Master Fund, L.P. (“Genesis”), and (iii) 266,093 shares held by The Biotech Growth Trust PLC (“BIOG”). Dr. Peter Thompson is an employee of OrbiMed Advisors LLC (“OrbiMed Advisors”) and a member of our board of directors.

OrbiMed Capital GP V LLC (“OrbiMed GP”) is the general partner of OPI V, pursuant to the terms of the limited partnership agreement of OPI V, and OrbiMed Advisors is the managing member of OrbiMed GP, pursuant to the terms of the limited liability company agreement of OrbiMed GP. As a result, OrbiMed Advisors and OrbiMed GP share power to direct the vote and disposition of the shares held by OPI V and may be deemed directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the shares held by OPI V. OrbiMed Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by OPI VI.
OrbiMed Genesis GP LLC (“OrbiMed Genesis”) is the general partner of Genesis, pursuant to the terms of the limited partnership agreement of Genesis, and OrbiMed Advisors is the managing member of OrbiMed Genesis, pursuant to the terms of the limited liability company agreement of OrbiMed Genesis. As a result, OrbiMed Advisors and OrbiMed Genesis share power to direct the vote and disposition of the shares held by Genesis and may be deemed, directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the shares held by Genesis. OrbiMed Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by Genesis.
OrbiMed Capital LLC (“OrbiMed Capital”) is the investment advisor of BIOG. As a result, OrbiMed Capital has the power to direct the vote and disposition of the shares held by BIOG and may be deemed directly or indirectly, including by reason of mutual affiliation, to be the beneficial owner of the shares held by BIOG. OrbiMed Capital disclaims any beneficial ownership over the shares of the OrbiMed Advisors, OrbiMed GP and OrbiMed Genesis. OrbiMed Capital exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by BIOG.
The address of each of the OrbiMed entities, Carl L. Gordon, Sven H. Borho and W. Carter Neild is 601 Lexington Avenue, 54th Floor, New York, New York 10022.
(2)
Based on a Schedule 13G/A filed with the SEC on February 14, 2022, consists of (i) 3,234,911 shares held by InterWest Partners X, LP (“IW X”), (ii) 9,808 shares held by Keval Desai, (iii) 5,000 shares held by Gilbert H. Kliman and (iv) 13,633 shares held by Khaled A. Nasr. InterWest Management Partners X, LLC (“IMP X”), is the general partner of IW X and may be deemed to beneficially own the shares held by IW X. Gilbert H. Kliman is the managing director of IMP X and Keval Desai and Khaled A. Nasr are venture members of IMP X. The managing director and venture members of IMP X share voting and investment control with respect to the securities held by IW X and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of each of IW X, IMP X, Gilbert H. Kliman, Keval Desai and Khaled A. Nasr is 467 First Street, Suite 201, Los Altos, California 94022.

(3)
Based on a Schedule 13G filed with the SEC on January 26, 2022, consists of 3,166,450 shares held by JPMorgan Chase & Co. and its affiliates (“JPMorgan”). JPMorgan has the sole power to vote or to direct the vote 2,576,259 shares and has the power to dispose or to direct the disposition of 3,165,150 shares. The address of JPMorgan is 383 Madison Avenue, New York, NY 10179.

(4)
Based on a Schedule 13G filed with the SEC on February 14, 2022, consists of 2,980,960 shares held by RTW Investments, LP (“RTW Investments”). RTW Investments is the investment advisor to certain funds (the “RTW Funds”) with respect to the shares directly held by the RTW Funds. Roderick Wong is the Managing Partner and Chief Investment Officer of RTW Investments with respect to the shares directly held by the RTW Funds and Roderick Wong may be deemed to have shared voting power to dispose or direct the disposition of the shares. The address of RTW Investments, RTW Funds and Roderick Wong is 40 10th Avenue, Floor 7, New York, NY 10014.

(5)
Based on a Schedule 13G/A filed with the SEC on February 14, 2022, consists of (i) 2,838,236 shares held by Boxer Capital, LLC (“Boxer Capital”) and (ii) 60,837 shares held by MVA Investors, LLC (“MVA Investors”). Boxer Asset Management Inc. (“Boxer Management”) is the managing member and majority owner of Boxer Capital. Joe Lewis is the sole indirect beneficial owner of and controls Boxer Management. MVA Investors is the independent, personal investment vehicle of certain employees of Boxer Capital. Aaron I. Davis is a member of and has voting and dispositive power over securities held by MVA Investors. The address of each of Boxer Capital, MVA Investors and Aaron I. Davis is 11682 El Camino Real, Suite 320, San Diego, California 92130. The address of each of Boxer Management and Joe Lewis is Cay House, EP Taylor Drive N7776, Lyford Cay, New Providence, Bahamas.

(6)
Based on a Schedule 13G filed with the SEC on February 10, 2022, consists of 2,647,946 shares held by The Vanguard Group (“Vanguard”). Vanguard is an investment advisor and has the sole power to vote or to direct the vote of 2,586,287 shares, has the shared voting power to vote or to direct the vote of 48,052 shares and has the shared dispositive power to vote or direct the vote of 61,659 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Based on a Schedule 13G filed with the SEC on February 4, 2022, consists of 2,539,824 shares held by BlackRock, Inc. and its affiliates (“BlackRock”). BlackRock has the sole power to vote or to direct the vote of 2,516,975 shares and has the power to dispose or to direct the disposition of 2,539,824 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(8)
Based on a Schedule 13G filed with the SEC on February 14, 2022, consists of (i) 436,884 shares held of record by Greenland A LLC, (ii) 375,704 shares held of record by Greenland FP LLC, (iii) 66,300 shares held of record by Greenland NFP LLC, (iv) 1,300,818 shares held of record by Greenland NFP B Ltd. and (v) 247,203 shares held of record by Symmetry Group Ltd. (such record holders together, the “Greenland Entities”). Euclidean Capital LLC (“Euclidean”), the manager of each of the Greenland Entities, may be deemed to have shared voting control and investment discretion over the shares held by the Greenland Entities. Marilyn Simons and James Simons are owners and managers of Euclidean, and Ashvin Chhabra is President, CIO and manager of Euclidean, each of whom disclaims beneficial ownership of such securities for the purposes of Section 16 except to the extent of any pecuniary interest therein. The address of each of Euclidean, the Greenland Entities (except Greenland NFP B Ltd. and Symmetry Group Ltd.), Marilyn Simons, James Simons and Ashvin Chhabra is c/o Euclidean Capital LLC, 160 Fifth Ave, 9th Floor, New York, New York 10010. The address of each of Greenland NFP B Ltd. and Symmetry Group Ltd. is c/o Euclidean Capital LLC, Level 1, Palm Grove House, Wickham’s Cay 1, Road Town, Tortola, British Virgin Islands VG1110.

(9)
Based on a Schedule 13G filed with the SEC on January 19, 2022, consists of 2,300,000 shares held by Cowen Financial Products LLC (“Cowen”). Cowen has the sole power to vote, direct the vote or dispose or direct the disposition over securities held. The address of Cowen is 599 Lexington Avenue, New York, NY 10022.

(10)
Consists of (i) 147,915 shares of common stock held by The Mack-Mulligan Revocable Trust, of which Dr. Mack’s descendants are beneficiaries, (ii) 56,978 shares of common stock held by Mack/Mulligan 2020 Irrevocable Descendants’ Trust, of which Dr. Mack’s descendants are beneficiaries, (iii) 80,000 shares of common stock held by Stinson 2021 Irrevocable Trust, of which Dr. Mack’s spouse and descendants are beneficiaries, (iv) 46,970 shares of common stock held directly by Dr. Mack and (v) 1,364,996 shares of common stock issuable pursuant to options held directly by Dr. Mack, exercisable within 60 days of March 31, 2022. Dr. Mack disclaims beneficial ownership of all shares relating to The Mack-Mulligan Revocable Trust, Mack/Mulligan 2020 Irrevocable Descendants’ Trust and Stinson 2021 Irrevocable Trust except to the extent of any pecuniary interest therein.

(11)	Consists of 191,395 shares of common stock issuable pursuant to options held directly by Dr. Heyman, exercisable within 60 days of March 31, 2022.
(12)
Consists of (i) 409,842 shares of common stock held directly by Dr. Levine and (ii) 1,927 shares of common stock issuable pursuant to options held directly by Dr. Levine, exercisable within 60 days of March 31, 2022.

(13)
Based on a Schedule 13G filed with the SEC on February 14, 2022, consists of 1,385,807 shares held by Nextech V Oncology S.C.S., SICAV-SIF (“Nextech V LP”). Nextech V GP S.à r.l. (“Nextech V GP”) serves as the sole general partner of Nextech V LP and has sole voting and investment control over the shares owned by Nextech V LP and may be deemed to own beneficially the shares held by Nextech V LP. Dr. Thilo Schroeder, a member of our board of directors, is a partner at Nextech Invest AG and in the Investment Committee of Nextech Invest AG, with significant influence over Nextech V LP in terms of investment decisions, selling strategy of shares and voting power and as a result, may be deemed to have beneficial ownership over such securities. Dalia Bleyer, Thomas Lips and Ian Charoub are members of the board of managers of Nextech V GP and share voting and dispositive power over the shares held by Nextech V LP, and may be deemed to own beneficially the shares held by Nextech V LP. The address of each of the Nextech V LP, Nextech V GP, Nextech Invest AG, Dalia Bleyer, Thomas Lips and Iran Charoub is 8 rue Lou Hemmer, N4 L-1748 Senningerberg, Luxembourg.

(14)	Consists of 19,047 shares of common stock issuable pursuant to options held directly by Ms. Stelzer, exercisable within 60 days of March 31, 2022.
(15)	Consists of 11,800 shares of common stock issuable pursuant to options held directly by Dr. Baum, exercisable within 60 days of March 31, 2022.
(16)	Consists of 3,629 shares of common stock issuable pursuant to options held directly by Ms. Flowers, exercisable within 60 days of March 31, 2022.
(17)
Consists of (i) 6,600 shares of common stock held directly by Mr. Kung. (ii) 473,095 shares of common stock issuable pursuant to options held directly by Mr. Kung, exercisable within 60 days of March 31, 2022 and (iii) 237,412 of shares of common stock issuable pursuant to options held directly by the Winston Kung Irrevocable Family Trust, exercisable within 60 days of March 31, 2022. The shares held of record by the Winston Kung Irrevocable Family Trust are for the benefit of Winston Kung’s immediate family. The trustee of the Winston Kung Irrevocable Family Trust is Winston Kung’s sister-in-law, Therese Leong.

(18)	Consists of 243,863 shares of common stock issuable pursuant to options held directly by Dr. Alland, exercisable within 60 days of March 31, 2022.
(19)	Consists of 84,924 shares of common stock issuable pursuant to options held directly by Dr. Jalota, exercisable within 60 days of March 31, 2022.
(20)
Consists of (i) 2,134,112 shares of common stock beneficially owned by our current executive officers and directors as of March 31, 2022 and (ii) 2,632,088 shares of common stock issuable pursuant to options beneficially owned by our current executive officers and directors, exercisable within 60 days of March 31, 2022.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.
To our knowledge, no person who, during the fiscal year ended December 31, 2021, was a director or officer of the Company, or beneficial owner of more than ten percent of our common stock (which is the only class of securities registered under Section 12 of the Act), failed to file on a timely basis reports required by Section 16 of the Exchange Act during such fiscal year, except that, as a result of Company administrative error, (i) on June 8, 2021, four Form 4 filings relating to the acquisition of options granted were inadvertently filed later than the time prescribed by the SEC, (ii) on June 9, 2021, five Form 4 filings relating to the acquisition of options granted were inadvertently filed later than the time prescribed by the SEC, (iii) on July 23, 2021, one Form 4 filing relating to the acquisition of options granted was inadvertently filed later than the time prescribed by the SEC and (iv) on July 24, 2021, one Form 4 filing relating to the acquisition of options granted was inadvertently filed later than the time prescribed by the SEC.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Party Transactions Policy
We have adopted a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit committee. Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction. In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Prior to our initial public offering, we did not have a written policy for the review, approval or ratification of transactions with related parties.
Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers.
Transactions and Relationships with Directors, Officers and 5% Stockholders
Other than compensation arrangements, including employment, termination of employment and change in control arrangements, with our directors and executive officers, the following is a description of each transaction since January 1, 2021, to which we were a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Consulting Agreement with Arnold Levine, Ph.D.
Arnold Levine, Ph.D., one of our co-founders and a member of our board of directors, serves on our SAB, as well as provides us with additional consulting and advisory services. Dr. Levine receives an annual cash payment of $100,000 for his consulting and advisory services. In addition, in May 2021, consistent with other SAB members, Dr. Levine received an option grant of 5,781 shares, which vests monthly over a three-year period, in connection with his service on our SAB.
Scientific Advisory Board – Richard Heyman, Ph.D.
Richard Heyman, Ph.D., chairperson of our board of directors, serves on our SAB. Effective as of September 2021, Dr. Heyman waived his rights for any SAB compensation he is otherwise entitled to receive from us for his SAB service.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement with certain holders of our capital stock, including entities affiliated with Euclidean Capital LLC, InterWest Partners X, L.P., Nextech V Oncology S.C.S., SICAV-SIF, OrbiMed Private Investments V LP, Viking Global Opportunities Illiquid Investments Sub-master LP and TopSpin Biotech Fund II, L.P. Under our investors’ rights agreement, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.
Indemnification of Directors and Officers
Our amended and restated certificate of incorporation and amended and restated bylaws provides that we indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law. Delaware law prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:
•	any breach of the director’s duty of loyalty to us or to our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we are empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PROPOSAL NO. 1:
ELECTION OF CLASS II DIRECTORS
Number of Directors; Board Structure
Our board of directors currently consists of seven members. Our directors are divided into three classes serving staggered three year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three year term at the annual meeting of stockholders in the year in which their term expires.
The terms of the Class II directors, Arnold Levine, Ph.D. and Charles M. Baum M.D., Ph.D., expire at the Annual Meeting. The Class III directors will serve until our annual meeting of stockholders in 2023. The Class I directors will serve until our annual meeting of stockholders in 2024.
Nominees
Our corporate governance and nominating committee has recommended, and our board of directors has approved, Arnold Levine, Ph.D. and Charles M. Baum, M.D., Ph.D. as nominees for election as Class II directors at the Annual Meeting. If elected, each of Drs. Levine and Baum will serve as a Class II director until the 2025 annual meeting of stockholders and until their respective successor is elected and qualified or until their earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Drs. Levine and Baum have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange act enables our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC. This proposal, commonly referred to as the “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The say-on-pay vote is advisory, and therefore is not binding on us, our compensation committee or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.
You are encouraged to review the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation—Compensation Discussion and Analysis” in this proxy statement, which provide a comprehensive review of our executive compensation program and its elements, objectives and rationale.
We believe the information provided in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers as described in this proxy statement by voting “for” the following non-binding resolution:
“RESOLVED: That the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and the narrative discussion.”
Vote Required
The approval, on a non-binding advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3:
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY
VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every one year, two years or three years. Alternatively, stockholders may abstain from casting a vote.
After considering the benefits and consequences of each alternative, our board of directors recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders every year. In formulating its recommendation, our board of directors considered that compensation decisions are made annually and that an annual advisory vote on the compensation of our named executive officers will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies and practices.
Vote Required
The alternative among one year, two years or three years that receives the highest number of votes cast at the Annual Meeting by stockholders entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.
While our board of directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether non-binding future stockholder advisory votes on the compensation of our named executive officers should be held every year, two years or three years.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will consider the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our named executive officers.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR.”

PROPOSAL NO. 4:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2022. Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2021.
At the Annual Meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, then our audit committee may reconsider the appointment. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.
Audit and Audit-Related Fees
The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the fiscal years ended December 31, 2021 and 2020 and fees billed for audit-related, tax, and other services rendered by Ernst & Young LLP during those periods.
	2021	2020
Audit Fees(1)	$828,800	$355,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	840,938
Total Fees	$828,800	$1,195,938
(1)
“Audit Fees” consisted of fees billed for professional services rendered in connection with the audit of our financial statements, reviews of our quarterly financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	“All Other Fees” consisted principally of services rendered in connection with the Company's initial public offering in September 2020.
Auditor Independence
In 2021, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All services provided by Ernst & Young LLP for our fiscal years ended December 31, 2021 and 2020 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2022.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the SEC or to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any prior or future filing under the Exchange Act, except to the extent that PMV Pharmaceuticals, Inc. specifically incorporates it by reference in such filing.
The audit committee serves as the representative of the board of directors with respect to its oversight of:
•	the Company’s accounting and financial reporting processes and internal controls of the Company;
•	the audit integrity of the Company’s financial statements;
•	the Company’s compliance with legal and regulatory requirements;
•	the qualifications, independence and performance of the Company’s independent auditors; and
•	the implementation and performance of the Company’s internal audit function, if applicable.
The audit committee also reviews the performance of the Company’s independent registered public accounting firm, Ernst & Young LLP, in the annual audit of the Company’s financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.
The audit committee is composed of three non-employee directors. The board of directors has determined that Ms. Stelzer, Dr. Heyman and Dr. Schroeder are each independent and that Ms. Stelzer is an “audit committee financial expert” under rules of the SEC.
The audit committee provides the board of directors such information and materials as it may deem necessary to make the board of directors aware of financial matters requiring the attention of the board of directors. The audit committee reviews the Company’s financial disclosures and meets privately, outside the presence of management, with the Company’s independent registered public accounting firm. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the Company’s 2021 Annual Report on Form 10-K with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The audit committee reports on these meetings to the board of directors.
The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The audit committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”) and the applicable requirements of the SEC.
The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence. In addition, the audit committee has discussed with Ernst & Young LLP its independence from management and the Company, including matters in the letter from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC. The audit committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2022. The board of directors recommends that stockholders ratify this selection at the Annual Meeting.
Respectfully submitted by the members of the audit committee of the board of directors:
Laurie Stelzer (Chair)
Richard Heyman, Ph.D.
Thilo Schroeder, Ph.D.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2023 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2023 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 24, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
PMV Pharmaceuticals, Inc.
Attention: Corporate Secretary
8 Clarke Drive, Suite 3
Cranbury, New Jersey 08512
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2023 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•	no earlier than 8:00 a.m., Eastern, on February 2, 2023; and
•	no later than 5:00 p.m., Eastern, on March 4, 2023.
In the event that we hold our 2023 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•	no earlier than 8:00 a.m., Eastern, on the 120th day prior to the day of our 2023 annual meeting; and
•	no later than 5:00 p.m., Eastern, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Amended and Restated Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
2021 Annual Report
Our financial statements for our fiscal year ended December 31, 2021 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at ir.pmvpharma.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to PMV Pharmaceuticals, Inc., 8 Clarke Drive, Suite 3, Cranbury, New Jersey 08512, Attention: Corporate Secretary.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Cranbury, New Jersey
April 22, 2022

PMV PHARMACEUTICALS, INC.
8 CLARKE DRIVE, SUITE 3
CRANBURY, NJ 08512

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 1, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PMVP2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 1, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83497-P68748 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PMV PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Arnold Levine, Ph.D.
02) Charles M. Baum, M.D., Ph.D.

The Board of Directors recommends you vote FOR proposal 2:

	FOR	AGAINST	ABSTAIN
2. Approval, on a non-binding advisory basis, of the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote ONE YEAR for proposal 3:

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
3. Approval, on a non-binding advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR for proposal 4:

	FOR	AGAINST	ABSTAIN
4. Ratification of the appointment of Ernst & Young LLP as our independent public accounting firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D83498-P68748

PMV PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 2, 2022 10:00 AM, EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Mack and Winston Kung, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PMV PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 2, 2022, virtually at www.virtualshareholdermeeting.com/PMVP2022 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side